Filed pursuant to Rule 424(b)(7)

Registration No. 333-259212

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of registration fee (3)
Common stock, no par value per share	645,248	$35.87	$23,145,046	$2,145.55

(1)	This prospectus supplement relates to the offer and resale or other distribution by the selling stockholders identified herein of up to 645,248 shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of the registrant’s common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on November 29, 2021.

(3)

Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 645,248 shares of common stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of the registrant’s automatic registration statement on Form S-3ASR filed with the Securities and Exchange Commission on August 31, 2021 (File No. 333-259212) was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 31, 2021)

RIOT BLOCKCHAIN, INC.

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645,248 Shares of Common Stock, No Par Value per Share

Offered by the Selling Stockholders

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This prospectus supplement relates to the potential offer and resale of up to 645,248 shares of common stock, no par value per share, of Riot Blockchain, Inc. (“we,” “us,” and “our”) by the Selling Stockholders identified in this prospectus supplement. The Selling Stockholders (which term as used herein includes their respective permitted successors in interest) acquired these shares from us in a private transaction on December 1, 2021, as part of the consideration we paid for our acquisition of Ferrie Franzmann Industries, LLC (d/b/a ESS Metron), a Colorado limited liability company specializing in the design and production of highly-engineered electrical equipment solutions (“ESS Metron”), which we completed on the date hereof (the “ESS Metron Acquisition”) pursuant a Membership Interest Purchase Agreement, dated as of the same date, by and among us, Electrode Acquisition Corp., ESS Metron, the Selling Stockholders and the seller representative party thereto (the “ESS Metron Purchase Agreement”). We issued the shares to the Selling Stockholders in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and are registering these shares pursuant to certain registration rights granted to the Selling Stockholders under the ESS Metron Purchase Agreement. For information regarding the Selling Stockholders, please see the section entitled “Selling Stockholders” on page S-13 of this prospectus supplement.

The Selling Stockholders may offer and sell or otherwise dispose of the shares identified in this prospectus supplement from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. However, our registration of the shares covered by this prospectus supplement does not mean that the Selling Stockholders will offer or sell all or any of the shares. The timing and amount of any sale is within the sole discretion of the applicable Selling Stockholder, subject to certain restrictions. To the extent required, we will provide the specific terms of transactions in the shares that may be offered by the Selling Stockholders under this prospectus supplement by providing supplements, including free writing prospectuses, to this prospectus supplement. We will pay for certain costs, expenses and fees relating to the registration of the shares for resale by the Selling Stockholders pursuant to this prospectus supplement. The Selling Stockholders, however, will pay any fees, discounts, concessions or commissions of any underwriters, broker-dealers or agents, and any certain other expenses incurred in connection with the sale or other disposition of the shares by the Selling Stockholders. See the section entitled “Plan of Distribution” on page S-15 of this prospectus supplement for more information about how the selling stockholders may sell or dispose of their shares of common stock.

We are not offering any shares for sale under this prospectus supplement, and we will not receive any proceeds from sales of the shares by the Selling Stockholders under this prospectus supplement. The Selling Stockholders will not make an offer of the shares in any jurisdiction where it is unlawful.

Our common stock is traded on the Nasdaq Capital Market under the symbol “RIOT.”

As of December 1, 2021, there were 116,583,400 shares of our common stock issued and outstanding. As of November 30, 2021, the last reported sales price for shares of our common stock on the Nasdaq Capital Market was $37.37 per share.

Investing in our common stock involves a high degree of risk. Before making any investment decision regarding the shares, you should read and carefully consider the risks described in the section entitled “Risk Factors” on page S-8 of this prospectus supplement, as well as under similar headings in the other documents we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” on page S-17 of this prospectus supplement for more information regarding incorporation of information by reference in this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful, adequate or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus supplement is December 1, 2021.

Table of Contents

prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the prospectus to which it relates forms a part of the automatic registration statement on Form S-3ASR we filed with the SEC on August 31, 2021 (File No. 333-259212) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act using a “shelf” registration process relating to certain of our securities, including the shares described in this prospectus supplement, which registration statement became effective automatically upon filing. To the extent we are required, we will supplement and amend the information contained in this prospectus supplement by additional prospectus supplements and/or free writing prospectuses relating to the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which provides the specific details regarding the offering for resale by the Selling Stockholders of 645,248 shares of our common stock we issued to the Selling Stockholders in connection with the closing of the ESS Metron Acquisition on December 1, 2021. The second part, the accompanying prospectus, gives more general information about the shares of our common stock that may be offered from time to time. When we refer to the “prospectus,” we are referring to the accompanying base prospectus, as supplemented and amended by this prospectus supplement and the documents incorporated by reference herein. Some of the information in the prospectus may not apply to the offering by the Selling Stockholders that is covered by this prospectus supplement. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information contained in this prospectus supplement updates and supersedes such information. The information incorporated by reference into this prospectus supplement contains important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

You should carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, as well as the information incorporated by reference into this prospectus supplement, including our financial statements and the preliminary unaudited financial information of ESS Metron, and the exhibits to the registration statement of which this prospectus supplement forms a part. Please read the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-17 of this prospectus supplement. You should also read and carefully consider the discussion of the potential risks affecting our business described in the section entitled “Risk Factors” on page S-8 of this prospectus supplement, as well as under similar headings in the other documents we file with the SEC that are incorporated by reference into this prospectus supplement.

We have not, and the Selling Stockholders have not, authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, the information contained in this prospectus supplement speaks only as of the date of this prospectus supplement and the information incorporated by reference herein speaks only as of the date of such information, unless it is specifically indicated that another date applies. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither the delivery of this prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information is correct as of any other date. We encourage you to consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding an investment in our common stock.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus supplement applicable to that jurisdiction.

As used in this prospectus supplement, the terms “Riot Blockchain,” the “Company,” “we,” “us,” and “our” refer to Riot Blockchain, Inc., a Nevada corporation, and its consolidated subsidiaries, unless the context requires otherwise.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, as well as assumptions that may not materialize or prove to be correct, which could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlook; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the value of Bitcoin awards in our mining operation; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date the statements are made and are not guarantees of future performance or actual results. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

•	our strategic decision to concentrate on and make capital investments in cryptocurrency mining ties the success of our business to the success of the major cryptocurrencies we mine, particularly Bitcoin, as well as the success of cryptocurrencies, generally;

•	our cryptocurrency mining operations are subject to unique industry risks, including, among others, risks associated with the need for significant electrical power, intense competition for new miners, cybersecurity and increased world-wide competition for a fixed supply of Bitcoin rewards, which could have a material adverse effect on our business;

•	our mining operations could be materially and adversely impacted by a natural disaster or other significant disruption;

•	our present use of a third-party co-location arrangement for our mining operations;

•	we depend on our ability to mine cryptocurrencies, particularly Bitcoin, at a value above our cost to mine them; however, the historical volatility in the market prices of these cryptocurrencies significantly impairs our ability to accurately predict their future prices and, therefore, our future revenues;

•	strategic transactions, including mergers, acquisitions, investments and divestitures in other cryptocurrency- and blockchain-focused companies, involve significant risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows and equity;

•	we may fail to realize the anticipated benefits of our acquisitions, or those benefits may take longer to realize than expected, as we encounter unforeseen difficulties integrating the operations of the acquired businesses into our own;

•	negative media attention and public perception surrounding energy consumption by cryptocurrency mining may adversely affect our ability to successfully integrate and realize the anticipated benefits of our acquisitions;

•	we may be unable to attract and retain senior management and other qualified personnel necessary to effectively integrate the operations of acquired businesses into our own;

•	we may be required to record a significant charge to earnings if our goodwill or amortizable intangible assets become impaired. We may not realize all the economic benefit from our acquisitions, which could cause an impairment of goodwill or intangibles. Factors that may be a change in circumstances, indicating that the carrying value of our goodwill or amortizable intangible assets may not be recoverable, include a decline in our stock price and market capitalization, reduced future cash flow estimates, and slower growth rates in industry segments in which we participate;

•	the Whinstone Facility (as defined herein) requires consistent access to a considerable amount of electricity and consistent high-speed Internet connectivity, which we may not be able to guarantee as a result of various factors outside of our control;

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•	the anticipated increased demand in electrical power capacity at the Whinstone Facility may not be sustainably consistent with any increase in cost to supply that demand, which may affect the financial outcomes associated with our acquisition of Whinstone (as defined herein);

•	we have made significant investments in our development of our liquid immersion-cooled Bitcoin mining technology, which may expose us to new risks and uncertainties, and if we are unable to effectively implement this innovative technology, we may not realize the benefits we anticipate from our investment on the schedule we anticipate, if at all;

•	we will need to raise additional capital to fund our business objectives, goals and strategies; however, volatility in the trading price of shares of our common stock may jeopardize our ability to maintain the Nasdaq listing of our common stock and/or make it difficult or impossible for us to raise the necessary capital;

•	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners;

•	we have a small executive management team and board of directors, and it may be difficult for us to replace a departing member of our management team or board;

•	we have a history of operating losses and we may be unable to achieve or sustain profitability;

•	we participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures;

•	we cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability;

•	we could be negatively impacted by a security breach, through cyber attack, cyber intrusion, insider threats or otherwise, or other significant disruption of our IT networks and related systems;

•	disputes with our suppliers, or their inability to perform or timely deliver new miners, parts or services, could adversely affect our expectations regarding future deployment of our miners;

•	we face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity;

•	unforeseen environmental issues could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity;

•	the outcome of litigation or arbitration in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations, cash flows and equity; and

•	COVID-19 and ongoing attempts to contain and reduce its spread could have a material adverse effect on our business operations, financial condition, results of operations, cash flows and equity, as well as those of our transaction partners, including the overseas manufacturers of our miners.

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Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth under the heading “Risk Factors” on page S-8 of this prospectus supplement, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC. For more information on these filings and the other disclosures incorporated by reference into this prospectus supplement, please see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” on page S-17 of this prospectus supplement. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Accordingly, you should read this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and the forward-looking statements incorporated by reference in this prospectus supplement speak only as of their date and, unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus supplement below, and those contained under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement forms a part.

ABOUT RIOT BLOCKCHAIN

We are a leading cryptocurrency mining company operating in North America, focused on supporting the Bitcoin blockchain through the operation of our fleet of next generation Bitcoin mining computers (known as “miners”) and, through our wholly owned subsidiary, Whinstone US, Inc. (“Whinstone”), the operation of a commercial Bitcoin mining facility in Rockdale, Texas (the “Whinstone Facility”) that is focused on providing colocation services in the Bitcoin mining space. Our strategic focus is on maximizing our mining power (known as “hash rate”) and efficiency by acquiring and deploying large numbers of next-generation miners that are more energy-efficient than legacy miners previously deployed in the industry. We operate a fleet of “Antminers” manufactured by Bitmain Technologies Limited (“Bitmain”) to mine Bitcoin. We expect to operate a miner fleet of over 90,000 Antminers after all deliveries under our purchase agreements with Bitmain have been fulfilled, which are expected to be completed in the fourth fiscal quarter of 2022, according to anticipated delivery schedules in our purchase agreements with Bitmain. Once all of these Antminers are fully deployed, our fleet is expected to achieve a hash rate capacity in excess of 8.6 exahashes per second (EH/s), while consuming approximately 284 Megawatts (“MW”) of energy, which we believe would make our fleet one of the largest and most efficient Bitcoin mining fleets in North America and in the industry. Our miners are deployed in our self-mining operation at the Whinstone Facility in Rockdale, Texas and, pursuant to the mining colocation services agreement we entered into with Coinmint, LLC (“Coinmint”), at Coinmint’s Massena, New York data center facility.

We are also exploring innovative cryptocurrency mining technologies and other strategic initiatives as part of a continual effort to maximize the energy efficiency and cost effectiveness of our cryptocurrency mining activities.

Whinstone Facility

Whinstone, our wholly owned subsidiary, owns and operates the Whinstone Facility, a commercial Bitcoin mining facility located on Whinstone’s 100-acre site outside of Rockdale, Texas, with 300 MW of developed electrical power capacity, making it one of the largest Bitcoin mining and hosting facilities in North America in terms of developed capacity. The Whinstone Facility provides third-party hosting services to other companies, including other Bitcoin mining companies, through colocation services agreements, and also provides us with a self-owned facility where we can deploy our miners and carry out future strategic expansion initiatives. Power is supplied to the Whinstone Facility pursuant to a long-term power supply agreement with TXU Energy Retail Company LLC (“TXU”).

The Whinstone Facility originally consisted of three purpose-built Bitcoin mining structures, totaling approximately 190,000 square feet of finished space and 300 MW of fully developed electrical power capacity for Bitcoin mining. Upon completion of the acquisition of Whinstone, we previously announced the expansion of the Whinstone Facility to add 400 MW of electrical power capacity by constructing another four purpose-build Bitcoin mining structures, totaling approximately 240,000 square feet of finished space for Bitcoin mining operations, including two 100 MW structures purpose-built for our new liquid immersion-cooled Bitcoin mining hardware. Once completed, this expansion is expected to bring the Whinstone Facility’s total electrical power distribution capacity up to 700 MW.

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We expect the present expansion of the Whinstone Facility to be completed by the end of the second fiscal quarter of 2022, with sufficient developed electricity power capacity to support an estimated 112,000 Antminer model S19j miners operating simultaneously at the Whinstone Facility. We believe this expansion of the Whinstone Facility will provide sufficient capacity to enable us to deploy a significant quantity of our miners (including our current deployed fleet and those expected to be delivered in future shipments) in a self-hosted facility, while allowing Whinstone to continue to operate and grow its existing Bitcoin mining hosting business. We believe deploying our miners at the expanded Whinstone Facility has many advantages for our mining operations, including allowing us to operate our miners without incurring third-party co-location services fees and to do so at the fixed low energy costs available to the Whinstone Facility under its long-term power supply agreement.

ESS Metron Acquisition

On December 1, 2021, we completed the ESS Metron Acquisition. ESS Metron is a leader in the design and production of highly-engineered electrical equipment solutions and has been a key contractor assisting us in our ongoing expansion of the electrical power capacity at the Whinstone Facility. The ability to reliably distribute and control electricity throughout the Whinstone Facility is critical to its operations, and ESS Metron designs and manufactures the power distribution centers we use to deliver the power supplied by TXU to the miners operating at the Whinstone Facility. Additionally, the ESS Metron Acquisition integrates the significant experience and technical expertise of ESS Metron’s employees with Riot Blockchain, which we believe will lead to greater synergies and increased efficiencies in our design, manufacture, and build processes with respect to the distribution of electrical power throughout the Whinstone Facility.

Corporate Information

Our principal executive offices are located at 202 6th Street, Suite 401, Castle Rock, CO 80104, and our telephone number is (303) 794-2000. Our website address is www.riotblockchain.com. The information contained on, or accessible through, our website is not part of this prospectus supplement.

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THE OFFERING

Number of Shares of Common Stock, No Par Value per Share, Outstanding Prior to and After this Offering(1):	116,583,400

Number of Shares of Common Stock, No Par Value per Share, Being Offered by the Selling Stockholders:	645,248

Use of Proceeds:	All proceeds from the sales of the shares pursuant to this prospectus supplement will go to the Selling Stockholders. We will not receive any proceeds from the sale of the shares by the Selling Stockholders.

Risk Factors:	Investing in shares of our common stock involves a high degree of risk. You should carefully review and consider the section entitled “Risk Factors” below.

Primary Market for Our Securities:	Nasdaq Capital Market.

Nasdaq Trading Symbol:	“RIOT”

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(1)	As of December 1, 2021.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. For more information regarding the incorporation of information herein by reference, please see the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference” on page S-17 below.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations and cash flows. For more information about the filings we make with the SEC, please see the section entitled “Where You Can Find More Information” on page S-17 of this prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus supplement. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-17 of this prospectus supplement.

Authorized Shares of Capital Stock

Our authorized capital stock consists of: (i) 170,000,000 shares of common stock, no par value per share; and (ii) 15,000,000 shares of “blank check” preferred stock, no par value per share, including (a) 2,000,000 shares of preferred stock designated as “2% Series A Convertible Preferred Stock” and (b) 1,750,001 shares of preferred stock designated as “0% Series B Convertible Preferred Stock.” As of December 1, 2021, there were 116,583,400 shares of our common stock outstanding, no shares of our 2% Series A Convertible Preferred Stock outstanding, and 2,199 shares of our 0% Series B Convertible Preferred Stock outstanding.

Common Stock

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT.”

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting at the applicable stockholders’ meeting to be approved. See the section entitled “Structure of Board of Directors; Director Elections and Terms of Office” under “Corporate Governance” below for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no pre-emptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

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Preferred Stock

We are authorized to issue up to 15,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or any other securities exchange or market on which our stock is then listed or admitted to trading.

As of the date of this prospectus supplement, we have designated 2,000,000 shares of preferred stock as “2% Series A Convertible Preferred Stock” and 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock.”

Voting Rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

As described more completely in the related certificate of designation, holders of shares of our 2% Series A Convertible Preferred Stock are entitled to vote on matters submitted to our stockholders for consideration based on the number of shares of our common stock underlying each share of our 2% Series A Convertible Preferred Stock held as of the record date for the applicable stockholder meeting.

Holders of shares of our 0% Series B Convertible Preferred Stock are not entitled to vote on matters submitted to our stockholders prior to the conversion of their shares into shares of our common stock.

Conversion Rights. Subject to certain beneficial ownership limitations described in the applicable certificate of designation and under applicable rules of the Nasdaq Capital Market and the Nevada Revised Statutes, shares of our preferred stock are convertible into shares of our common stock based on the conversion calculation stated in such series of preferred stock’s certificate of designation.

Dividend, Liquidation, Redemption, and Other Preferential Rights. The rights of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock that may be issued in the future. Our board of directors may authorize the issuance of preferred stock with dividend, liquidation, redemption, conversion, or other preferential rights that could adversely affect the relative voting power and market price of shares of our common stock. Further, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company, and may adversely affect the market price of shares of our common stock.

Each holder of our 2% Series A Convertible Preferred Stock and our 0% Series B Convertible Preferred Stock shall be entitled to receive dividends on such shares on an “as converted” basis, which shall be payable, subject to applicable beneficial ownership limitations set forth in their certificate of designation, in shares of common stock or cash on their stated value, and holders of our 2% Series A Convertible Preferred Stock are entitled to receive such dividends at the cumulative dividend rate of two percent (2%) per year. Shares of our 0% Series B Convertible Preferred Stock have preferential rights ahead of all other shares of our capital stock with respect to dividends, distributions, redemptions, and payments upon the liquidation, dissolution and winding-up of the Company, other than shares of our 2% Series A Convertible Preferred Stock, which have the first priority of such preferential rights.

Corporate Governance

Number of Directors; Filling Vacancies; Removal. Our Articles of Incorporation and Bylaws provide that our business and affairs are managed by our board of directors. Our Bylaws provide that the board of directors consists of such number of directors as is determined by a resolution adopted by the majority of directors then in office. In addition, our Bylaws provide that any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote, even though that may be less than a quorum of the board of directors. Our Bylaws also provide that any director, or the entire board of directors, may be removed from office at any time, with cause, only by the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting as a single class, at a meeting of our stockholders called for the purpose of removing such director or directors from their position on the board of directors. These provisions prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

S-10

Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation, or removal.

Classified Board of Directors. Our Bylaws provide for a classified board of directors consisting of three classes of directors serving staggered three-year terms, and each year our stockholders elect one class of our directors.

We believe that a classified board structure facilitates continuity and stability of leadership and policy by helping ensure that, at any given time, a majority of our directors have prior experience as directors of our Company and are familiar with our business and operations. In our view, this permits more effective long-term planning and helps create long-term value for our stockholders. The classified board structure, however, could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders’ meeting following the date that party obtains control of a majority of our voting stock. The classified board structure may discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, as the structure makes it more difficult for a stockholder to replace a majority of our directors.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article XIV of our Bylaws, as amended, provides that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the state and federal courts in and for the State of New York shall be the sole and exclusive forum for the resolution of certain actions and proceedings that may be initiated by our stockholders, and that, by purchasing our securities, our stockholders are deemed to have notice of and consented to this forum selection clause. Under Article XIV of our Bylaws, the following claims are subject to this forum selection clause: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders; (c) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws (as either might be amended from time to time); or (d) any action or proceeding asserting a claim against the Company governed by the internal affairs doctrine.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law, and, as such, should not be interpreted as precluding our stockholders from bringing claims under the Exchange Act in the appropriate federal court with jurisdiction over such claims, as provided by Section 27 of the Exchange Act. Likewise, the forum selection clause in our Bylaws should not be interpreted as precluding our stockholders from bringing claims under the Securities Act in the appropriate state or federal court with jurisdiction over such claims, as provided by Section 22 of the Securities Act.

We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of New York as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

Nevada Anti-Takeover Statute. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Bylaws, as permitted under the Nevada Revised Statutes.

S-11

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combinations Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the corporation who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the corporation (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

Two years after the date the person first became an interested stockholder, the Nevada Combinations Statute prohibits any combination with that interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) such combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder. The Nevada Combinations Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

S-12

SELLING STOCKHOLDERS

This prospectus supplement relates to the offer and sale from time to time by the Selling Stockholders identified below of up to 645,248 shares of our common stock. The shares being made available for resale by the Selling Stockholders were issued as part of the consideration we paid the Selling Stockholders for the ESS Metron Acquisition.

We issued the shares to the Selling Stockholders in connection with our completion of the ESS Metron Acquisition pursuant to the ESS Metron Purchase Agreement on the date hereof. Pursuant to the terms of the ESS Metron Purchase Agreement, we have agreed, among other things, to register for resale the 645,248 shares of our common stock we issued to the Selling Stockholders at closing of the ESS Metron Acquisition on the date hereof, which issuance was made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Accordingly, we are filing this prospectus supplement to register the 645,248 shares of our common stock we issued to the Selling Stockholders for resale by the Selling Stockholders.

We will not receive any proceeds from the sale of the shares by the Selling Stockholders.

The following table sets forth, as of the date of this prospectus supplement, (i) the names of the Selling Stockholders, (ii) the number of shares held of record or beneficially owned by the Selling Stockholders (as determined below) and (iii) the number of shares that may be sold or otherwise disposed of under this prospectus supplement by the Selling Stockholders. In accordance with Rule 13d-3(d)(1) under the Exchange Act, beneficial ownership includes all shares of common stock held as of the date of this prospectus supplement, plus any securities held by the holder exercisable for or convertible into shares within sixty (60) days after December 1, 2021. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the Selling Stockholders named below.

We do not know when or in what amounts the Selling Stockholders may sell or otherwise dispose of the shares covered by this prospectus supplement, if any.

The Selling Stockholders may decide not to sell or otherwise dispose of any or all of the shares available to be offered pursuant to this prospectus supplement and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the Selling Stockholders may sell or otherwise dispose of some, all or none of the shares covered by this prospectus supplement, and because we are not, as of the date of this prospectus supplement, aware of any agreements, arrangements or understandings between the Selling Stockholders and any underwriters, brokers, or other sales agents with respect to the sale of any of shares, we cannot estimate the number of shares of common stock that will be held by the Selling Stockholders after completion of the offering contemplated by this prospectus supplement. However, for purposes of the following table only, we have assumed that the Selling Stockholders will sell all of the shares pursuant to this prospectus supplement.

Name of Selling Stockholders (1)	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage		Shares	Percentage
Steven R. Ferrie	419,411	*	419,411	—	—

David P. Franzmann	225,837	*	225,837	—	—

———————

*	Represents less than 1.0% of the total issued and outstanding shares of our common stock, based on 116,583,400 shares issued and outstanding as of December 1, 2021.

(1)

Information concerning the named Selling Stockholders or future permitted successors in interest of any such Selling Stockholders will be set forth in supplements to this prospectus supplement, absent circumstances indicating that the change is not material. In addition, post-effective amendments to the registration statement of which this prospectus supplement forms a part will be filed to disclose any material changes to the plan of distribution from the description in this prospectus supplement.

S-13

USE OF PROCEEDS

All of the shares that may be offered by the Selling Stockholders pursuant to this prospectus supplement will be sold by the Selling Stockholders for their own account and we will not receive any proceeds from the sale of the shares by the Selling Stockholders.

We will pay for certain costs, expenses and fees relating to the registration of the shares for resale by the Selling Stockholders pursuant to this prospectus supplement. The Selling Stockholders, however, will pay any fees, discounts, concessions or commissions of any underwriters, broker-dealers or agents, and certain other expenses incurred in connection with the sale or other disposition of the shares by the Selling Stockholders.

S-14

PLAN OF DISTRIBUTION

The Selling Stockholders may use any one or more of the following methods when selling the shares covered under this prospectus supplement:

•	underwritten transactions (including sales to or through underwriters);

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales through agents;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	sales through broker-dealers or other agents;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement;

•	short sales and delivery of the shares to close out short positions;

•	sales by broker-dealers of the shares that are loaned or pledged to such broker-dealers;

•	any other method permitted pursuant to applicable law; and

•	a combination of any methods of sale described above.

The shares covered by this prospectus supplement may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The Selling Stockholders may also sell the shares under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus supplement.

We will bear certain fees and expenses incident to our obligation to register the shares.

Offers to purchase the shares being offered by this prospectus supplement may be solicited directly. Agents may also be designated to solicit offers to purchase the shares from time to time.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the common stock short and redeliver the shares of the common stock to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares of common stock offered by this prospectus supplement, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge the shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

S-15

The Selling Stockholders may also enter into derivative transactions relating to the shares with third parties, including sales of derivative securities that are not covered by this prospectus supplement in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such derivative securities, the third-party purchasers thereof may sell the underlying shares covered by this prospectus supplement and the applicable prospectus supplement to which such derivative securities relate, including in short-sale transactions. Further, such third party may use shares (or derivative securities relating to the shares) pledged by or borrowed from the Selling Stockholders to settle such sales or to close out any related open transactions involving the shares, and may use shares received from the Selling Stockholders in settlement of such derivative securities to close out any related open transactions involving the shares. If such third party would be considered an underwriter in such transactions, such third party will be identified in the applicable prospectus supplement (or a post-effective amendment) as required.

If an underwriter is utilized in the sale of the shares being offered by this prospectus supplement, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the shares to the public. In connection with the sale of the shares, the Selling Stockholders, or the purchasers of the shares for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.

In addition, the Selling Stockholders may otherwise loan or pledge the shares to a financial institution or other third party that in turn may sell the shares short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other shares.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. If the Selling Stockholders uses a broker-dealer in the sale of the shares, the broker-dealer may then resell these shares to the public at varying prices to be determined by the broker-dealer at the time of resale.

In offering the shares covered by this prospectus supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, it is possible that in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will make copies of this prospectus supplement and the accompanying prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We or the Selling Stockholders may enter into agreements to indemnify any underwriters, broker-dealers and agents that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

At the time a particular offer of the shares is made, if required, a prospectus supplement will be distributed that will set forth the number of the shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

S-16

LEGAL MATTERS

The validity of the issuance of the shares offered by this prospectus supplement will be passed upon for us by Lewis Roca Rothgerber Christie LLP, of Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries are incorporated in this prospectus supplement by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement does not contain all of the information included in the registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and current reports, along with other information, including the registration statement of which this prospectus supplement forms a part, with the SEC. The filings we make with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website, www.riotblockchain.com under the heading “Investors.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference herein is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in prospectus supplement, the following filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021, as amended by a filing made with the SEC on April 30, 2021;
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, as filed with the SEC on May 17, 2021, August 23, 2021 and November 15, 2021, respectively;
•	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on: February 10, 2021; March 17, 2021; April 7, 2021 (excluding Item 7.01); April 9, 2021; May 24, 2021; May 26, 2021 (excluding Item 7.01), as amended by a filing made with the SEC on August 12, 2021; June 8, 2021; August 16, 2021; October 22, 2021 (excluding Item 7.01); November 8, 2021 (excluding Item 7.01); and December 1, 2021 (excluding Item 7.01); and
•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this prospectus supplement and prior to the filing indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this prospectus supplement, a report furnished on Form 8-K prior or subsequent to the filing of this prospectus supplement shall not be deemed incorporated by reference into this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Blockchain, Inc., Attn: Jeffrey G. McGonegal, Chief Financial Officer, 202 6th Street, Suite 401 Castle Rock, CO 80104.

S-17

PROSPECTUS

RIOT BLOCKCHAIN, INC.

_________________________________________

Common Stock, No Par Value per Share

Preferred Stock, No Par Value per Share

Warrants

Debt Securities

Units

_________________________________________

We, or any selling securityholder identified in a future prospectus supplement, may offer and sell from time to time, in one or more offerings, the securities identified herein, together in any combination or separately, in amounts, at prices and on terms that will be determined at the time of the offering, as described in this prospectus. We refer to our common stock, no par value per share, and our preferred stock, no par value per share, as well as warrants to acquire these shares, such debt securities as we may authorize from time to time, and units consisting of some or all of these securities as our “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before making an investment decision regarding our securities being offered pursuant to this prospectus.

Our common stock is traded on the Nasdaq Capital Market stock exchange under the symbol “RIOT.”

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers in negotiated transactions or on a continuous or delayed basis; and the securities sold in such offerings may be resold by the securityholders who acquire them. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling securityholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling securityholders. See the section “Plan of Distribution” beginning on page 13 of this prospectus for further information.

_________________________________________

Investing in our securities involves a high degree of risk. Before making any investment decision regarding our securities, you should read and carefully consider the risks described in the section “Risk Factors” on page 8 of this prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K filed with the SEC, as well as those which may be disclosed in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other filings we subsequently make with the SEC. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 15 of this prospectus.

_________________________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________________

The date of this prospectus is August 31, 2021.

_________________________________________

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the automatic registration statement or in any amendment to this prospectus. Neither we nor any selling securityholder has authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated, the terms “Riot Blockchain,” the “Company,” “we,” “us,” “our” and similar terms refer to Riot Blockchain, Inc., a Nevada corporation, and its consolidated subsidiaries.

2

ABOUT THIS PROSPECTUS

This prospectus forms a part of and is being filed with an automatic registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process to register an indeterminate number of our securities for sale by us or one or more selling securityholders identified in a future prospectus supplement from time to time in one or more offerings.

This prospectus only provides you with a general description of the securities to be offered and may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Each time we or any selling securityholders sell securities pursuant to this prospectus, we will describe specific information about the offering in a prospectus supplement, which will be delivered with this prospectus. In the prospectus supplement or free writing prospectus relating to any sales by selling securityholders, we will, among other things, identify the number of shares of our common stock that each of the selling securityholders will be selling. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before investing in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed therein under the heading “Risk Factors” and under similar headings in the documents that are incorporated by reference into this prospectus. See the section “Risk Factors” on page 8 of this prospectus.

You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the automatic registration statement of which this prospectus is a component. Further, the information contained and incorporated by reference in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. Please read the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 15 of this prospectus.

The automatic registration statement of which this prospectus is a part, including the exhibits to the automatic registration statement and the documents incorporated by reference herein, provides additional information about us and the securities offered pursuant to this prospectus, some of which may include summaries of the documents we incorporate by reference. All of the summaries are qualified in their entirety by the actual documents. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling securityholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the automatic registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, as well as assumptions that may not materialize or prove to be correct, which could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlook; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the value of Bitcoin awards in our mining operation; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of filing of this prospectus and are not guarantees of future performance or actual results. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

•	our strategic decision to concentrate on and make capital investments in cryptocurrency mining ties the success of our business to the success of the major cryptocurrencies we mine, particularly Bitcoin, as well as the success of cryptocurrencies, generally;
•	our cryptocurrency mining operations are subject to unique industry risks, including, among others, risks associated with the need for significant electrical power, intense competition for new miners, cybersecurity and increased world-wide competition for a fixed supply of Bitcoin rewards, which could have a material adverse effect on our business;
•	our present use of a third-party co-location arrangement for our mining operation at Coinmint, LLC;
•	we depend on our ability to mine cryptocurrencies, particularly Bitcoin, at a value above our cost to mine them; however, the historical volatility in the market prices of these cryptocurrencies significantly impairs our ability to accurately predict their future prices and, therefore, our future revenues;
•	strategic transactions, including mergers, acquisitions, investments and divestitures in other cryptocurrency- and blockchain-focused companies, involve significant risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows and equity;
•	we may fail to realize the anticipated benefits of our acquisition of Whinstone US, Inc. (“Whinstone”), or those benefits may take longer to realize than expected, as we encounter unforeseen difficulties integrating its operations into our own;
•	we will need to raise additional capital to fund our business objectives, goals and strategies; however, volatility in the trading price of shares of our common stock may make it difficult or impossible for us to raise the necessary capital;
•	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners;
•	we have a small executive management team and board of directors, and it may be difficult for us to replace a departing member of our management team or board;
•	we have a history of operating losses and we may be unable to sustain profitability;
•	we participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures;
•	our operations could be materially and adversely impacted by a natural disaster or other significant disruption;
•	we cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability;
•	we could be negatively impacted by a security breach, through cyber-attack, cyber intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems;

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•	disputes with our suppliers, or their inability to perform or timely deliver new miners, parts or services, could adversely affect our expectations regarding future deployment of our miners;
•	we face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity;
•	our ability to successfully defend litigation brought against us; and
•	COVID-19 and its impact on supply chains could have a material adverse effect on our business operations, financial condition, results of operations, cash flows and equity, as well as those of our transaction partners, including the overseas manufacturers of our miners.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth in this prospectus under the heading “Risk Factors” on page 8 of this prospectus, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC. For more information on these filings and the other disclosures incorporated by reference into this prospectus, please see the sections herein entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” on page 15 of this prospectus. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus speak only as of their date and, unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus below, and those contained in any applicable prospectus supplement and related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the automatic registration statement of which this prospectus forms a part.

ABOUT RIOT BLOCKCHAIN

We are a leading cryptocurrency mining company operating in North America, focused on supporting the Bitcoin blockchain through the operation of our fleet of next generation cryptocurrency mining computers (known as “miners”) and, through our wholly owned subsidiary, Whinstone US, Inc. (“Whinstone”), the operation of a commercial data center facility in Rockdale, Texas (the “Whinstone Facility”) that is focused on providing colocation services in the cryptocurrency space. Our strategic focus is on maximizing our mining power (known as “hash rate”) and efficiency by acquiring and deploying large numbers of next-generation miners that are more energy-efficient than legacy miners previously deployed in the industry. We operate a fleet of “Antminers” manufactured by Bitmain Technologies Limited (“Bitmain”) to mine Bitcoin. We expect to operate a miner fleet of over 80,000 Antminers after all deliveries under our purchase agreements with Bitmain have been fulfilled, which are expected to be completed in the fourth fiscal quarter of 2022, according to anticipated delivery schedules in our purchase agreements with Bitmain. Once all of these Antminers are fully deployed, our fleet is expected to achieve a hash rate capacity in excess of 7.7 exahash per second (EH/s) and to consume approximately 257 Megawatt hours (MWh) of energy, equating to an overall hash rate efficiency of 33 joules per terahash (J/TH), which we believe would make our fleet one of the largest and most efficient Bitcoin mining fleets in North America and in the industry. Our miners are deployed in our self-mining operation at the Whinstone Facility in Rockdale, Texas and, pursuant to the mining colocation services agreement we entered into with Coinmint, LLC (“Coinmint”), at Coinmint’s Massena, New York data center facility.

We are also exploring innovative cryptocurrency mining technologies and other strategic initiatives as part of a continual effort to maximize the energy efficiency and cost effectiveness of our cryptocurrency mining activities.

Whinstone Acquisition

On May 26, 2021, we completed our acquisition of Whinstone pursuant to the Stock Purchase Agreement, dated as of April 8, 2021, with Northern Data AG (“Northern Data”) and Whinstone. Upon the closing of our acquisition of Whinstone, Whinstone became our wholly owned subsidiary, and as part of the consideration paid, we issued 11,800,000 shares of our common stock, no par value per share, to Northern Data, as reported on our Current Report on Form 8-K filed with the SEC on May 26, 2021. As further consideration paid for our acquisition of Whinstone we entered into a Shareholder Agreement, dated as of May 26, 2021, with Northern Data (the “Shareholder Agreement”), which provides for, among other things, certain standstill restrictions, voting obligations and registration rights, pursuant to which we have registered the 11,800,000 shares of common stock issued to Northern Data.

Whinstone Facility

Whinstone, our wholly owned subsidiary, owns and operates the Whinstone Facility, a commercial data center located in Rockdale, Texas, which is among the largest Bitcoin mining and hosting facilities in North America. The Whinstone Facility provides third-party hosting services to other companies, including other cryptocurrency mining companies, through colocation services agreements, and also provides us with a self-owned facility where we can deploy our miners and carry out future strategic expansion initiatives.

As of the date of this prospectus, the Whinstone Facility has developed facilities with capacity to distribute 300 MWh of electrical power supplied to the Whinstone Facility pursuant to a long-term power supply agreement, and additional facilities under development with capacity to distribute 450 MWh of electrical power once completed, which is expected to bring the Whinstone Facility’s total electrical power distribution capacity up to 750 MWh once completed. The Whinstone Facility is located on a 100-acre site hosting Bitcoin mining customers and our self-mining in three buildings totaling 190,000 square feet, with additional buildings under development estimated to expand our total electrical power distribution capacity to 750 MWh. The site is subject to a long-term lease agreement, with electricity provided under a long-term power supply agreement that is in place with Whinstone’s power supplier.

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We expect the expanded Whinstone Facility to be completed by the end of 2022 and to include four additional buildings totaling approximately 240,000 square feet of finished space, with sufficient developed electricity power capacity to support an estimated 130,000 Antminer model S19j miners. We believe this expansion of the Whinstone Facility will provide sufficient capacity to enable us to deploy a significant quantity of our miners (including our current deployed fleet and those expected to be delivered in future shipments) in a self-hosted facility, while allowing Whinstone to continue to operate and grow its existing data center hosting business. We believe deploying our miners at the expanded Whinstone Facility has many advantages for our mining operations, including allowing us to operate our miners without incurring third-party co-location services fees and to do so at the fixed low energy costs available to the Whinstone Facility under its long-term power supply agreement. We also anticipate this that expansion of the Whinstone Facility will provide space for third-party miner colocation services and for other enterprise-level data center hosting services.

Corporate Information

Our principal executive offices are located at 202 6th Street, Suite 401, Castle Rock, CO 80104, and our telephone number is (303) 794-2000. Our website address is www.riotblockchain.com. The information contained on, or accessible through, our website is not part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including, without limitation, the supplemental risk factors disclosed on Exhibit 99.3 to our Current Report on Form 8-K filed on May 26, 2021 in connection with our acquisition of Whinstone, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus. For more information regarding the incorporation of information herein by reference, please see the section of this prospectus entitled “Incorporation of Certain Documents by Reference” on page 15 of this prospectus.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations and cash flows. For more information about the filings we make with the SEC, please see the section entitled “Where You Can Find More Information” on page 15 of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings pursuant to future prospectus supplements setting forth the specific terms and conditions of such offerings, the securities being registered under the registration statement of which this prospectus forms a part, including: shares of our common stock, no par value per share; shares of our preferred stock, no par value per share; warrants to acquire shares of our common stock and/or preferred stock; debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible; and units consisting of some or all of these securities, in any combination and any amount, which may be issued together with such securities or separately as derivative securities, subject to vesting, payment and conversion.

In addition, any selling securityholders identified in a future prospectus supplement may offer and sell from time to time, in one or more offerings, shares of our securities which they hold, as described in the applicable future prospectus supplement.

We or any selling securityholders identified in a future prospectus supplement will, in accordance with Rule 430B under the Securities Act, set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock, preferred stock, warrants, debt securities or units thereof to covered by this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be contained in the applicable prospectus supplement relating to such offer, including the applicable securities purchase agreement and other offering material relating to such securities as will be included as an exhibit to or incorporated by reference in such future prospectus supplements or free writing prospectuses.

DESCRIPTION OF CAPITAL STOCK

The following description of the securities to be registered under the registration statement of which this prospectus forms a part is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 15 of this prospectus.

Authorized Shares of Capital Stock

Our authorized capital stock consists of: (i) 170,000,000 shares of common stock, no par value per share; and (ii) 15,000,000 shares of “blank check” preferred stock, no par value per share, including (a) 2,000,000 shares of preferred stock designated as “2% Series A Convertible Preferred Stock” and (b) 1,750,001 shares of preferred stock designated as “0% Series B Convertible Preferred Stock.” As of August 27, 2021, there were 95,948,232 shares of our common stock outstanding, no shares of our 2% Series A Convertible Preferred Stock outstanding, and 2,199 shares of our 0% Series B Convertible Preferred Stock outstanding.

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Common Stock

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT.”

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting at the applicable stockholders’ meeting to be approved. See the section entitled “Structure of Board of Directors; Director Elections and Terms of Office” under “Corporate Governance” on Page 10 for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no pre-emptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or any other securities exchange or market on which our stock is then listed or admitted to trading.

As of the date of this prospectus, we have designated 2,000,000 shares of preferred stock as “2% Series A Convertible Preferred Stock” and 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock.”

Voting Rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

As described more completely in the related certificate of designation, holders of shares of our 2% Series A Convertible Preferred Stock are entitled to vote on matters submitted to our stockholders for consideration based on the number of shares of our common stock underlying each share of our 2% Series A Convertible Preferred Stock held as of the record date for the applicable stockholder meeting.

Holders of shares of our 0% Series B Convertible Preferred Stock are not entitled to vote on matters submitted to our stockholders prior to the conversion of their shares into shares of our common stock.

Conversion Rights. Subject to certain beneficial ownership limitations described in the applicable certificate of designation and under applicable rules of the Nasdaq Capital Market and the Nevada Revised Statutes, shares of our preferred stock are convertible into shares of our common stock based on the conversion calculation stated in such series of preferred stock’s certificate of designation.

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Dividend, Liquidation, Redemption, and Other Preferential Rights. The rights of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock that may be issued in the future. Our board of directors may authorize the issuance of preferred stock with dividend, liquidation, redemption, conversion, or other preferential rights that could adversely affect the relative voting power and market price of shares of our common stock. Further, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company, and may adversely affect the market price of shares of our common stock.

Each holder of our 2% Series A Convertible Preferred Stock or our 0% Series B Convertible Preferred Stock shall be entitled to receive dividends on such shares on an “as converted” basis, which shall be payable, subject to applicable beneficial ownership limitations set forth in their certificate of designation, in shares of common stock or cash on their stated value, and holders of our 2% Series A Convertible Preferred Stock are entitled to receive such dividends at the cumulative dividend rate of two percent (2%) per year. Shares of our 0% Series B Convertible Preferred Stock have preferential rights ahead of all other shares of our capital stock with respect to dividends, distributions, redemptions, and payments upon the liquidation, dissolution and winding-up of the Company, other than shares of our 2% Series A Convertible Preferred Stock, which have the first priority of such preferential rights.

Corporate Governance

Structure of Board of Directors; Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation, or removal.

Our Bylaws permit our board to be divided into three classes, with each class serving a staggered three-year term. Each of our directors is currently serving a term that expires at our next annual meeting of stockholders and when his or her successor is duly elected and qualified. If implemented, a classified board structure could have the effect of making the removal of incumbent directors more time consuming and difficult, and, therefore may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article XIV of our Bylaws, as amended, provides that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the state and federal courts in and for the State of New York shall be the sole and exclusive forum for the resolution of certain actions and proceedings that may be initiated by our stockholders, and that, by purchasing our securities, our stockholders are deemed to have notice of and consented to this forum selection clause. Under Article XIV of our Bylaws, the following claims are subject to this forum selection clause: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws, in each case as amended; or (d) any action asserting a claim governed by the internal affairs doctrine.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law, and, as such, should not be interpreted as precluding our stockholders from bringing claims under the Exchange Act in the appropriate federal court with jurisdiction over such claims, as provided by Section 27 of the Exchange Act. Likewise, the forum selection clause in our Bylaws should not be interpreted as precluding our stockholders from bringing claims under the Securities Act in the appropriate state or federal court with jurisdiction over such claims, as provided by Section 22 of the Securities Act.

We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of New York as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

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Nevada Anti-Takeover Statute. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Bylaws, as permitted under the Nevada Revised Statutes.

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Dividend Policy. We did not declare or pay any cash dividends on our common stock during the fiscal years ended December 31, 2019 or 2020, and, as of the date of this prospectus, we do not reasonably anticipate paying any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants that we may issue from time to time. While the terms we have summarized below will apply generally to any future warrants we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any warrants offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our capital stock independently or together with any other security being registered under the automatic registration statement of which this prospectus forms a part and as units attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

The applicable prospectus supplement will contain the title of the warrants offered pursuant to such prospectus supplement; and the description of the terms of the offering of the warrants, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be set forth in the prospectus supplement, and other offering material attached as an exhibit to or incorporated by reference therein, relating to such offer.

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DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through such prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in a senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in a subordinated indenture. Forms of these documents will be filed as exhibits to a current report on Form 8-K following their adoption and approval by our board of directors, and will be incorporated by reference into the registration statement of which this prospectus is a part. Any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. This summary of the debt securities are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

In a future prospectus supplement relating to a future offering of our debt securities, we will set forth the specific details of the offering of such debt securities, including, without limitation: (i) the conversion or exchange rights; (ii) whether any restrictions on our ability to enter into certain specified transactions, such as mergers, acquisitions, or sales; (iii) the events of default under the indenture; (iv) any restrictions on our ability to modify or amend the indenture; (v) the seniority and priority of the debt securities to be offered in relation to any other of our obligations as of the time of the offering; (vi) the form of the debt security instrument, as well as any rights regarding or restrictions on the exchange or transfer of such debt securities; (vii) certain information regarding the obligations and standard of care of the trustee appointed to oversee such debt securities; (viii) the terms and conditions of any payments to agents and of any paying agents with respect to such offering; and (ix) the governing law applicable to such debt securities.

DESCRIPTION OF UNITS

This section describes the general terms and provisions of units consisting of shares of common stock, shares of preferred stock, warrants, debt securities or any combination of such securities that we may issue from time to time. While the terms we have summarized below will apply generally to any future units we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any units offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any units we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue units consisting of one or more of our securities being registered under the automatic registration statement of which this prospectus forms a part, independently or together with any other security being registered, and as may be attached to or separate from any offered securities. The description of the terms of the offering of the units, the rights and obligations of the unitholders purchasing units in such offering, the tax attributes of the units, the initial offering price of the units and the net proceeds to us or the selling securityholders, as applicable, as well as such other information as we may be required to disclose in such prospectus supplement in accordance with Rule 430B under the Securities Act, will be set forth in the prospectus supplement relating to such offer, including the applicable unit agreement and the other offering material attached as an exhibit to or incorporated by reference into the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale by certain of our securityholders, whom we refer to in this prospectus as the “selling securityholders,” of shares of common stock. Information about any selling securityholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders. However, the selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, additions to working capital, repayment of corporate obligations, capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of our securities. We will have significant discretion in the use of any net proceeds, and investors in our securities will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

We will not receive any proceeds from the sale of shares of our common stock by any selling securityholders in connection with any reoffers and sales of our securities by the selling securityholders identified in a future prospectus supplement or free writing prospectus, as applicable.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell our securities from time to time in one or more transactions. We or the selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling securityholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling securityholders designate may solicit offers to purchase our securities, and, in which case:

•	We or the selling securityholders will name any agent involved in offering or selling our securities and will disclose any commissions that we will pay to the sales agent, in the applicable prospectus supplement.
•	Unless we or the selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.
•	We or the selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
•	If we or the selling securityholders use an underwriter or underwriters, we or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.
•	We or the selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.
•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling securityholders may use a dealer to sell our securities. In such event, the following shall apply:

•	If we or the selling securityholders use a dealer, we will sell our securities to the dealer, as principal.
•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We or the selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling securityholders may solicit directly offers to purchase our securities, and we or the selling securityholders may directly sell our securities to institutional or other investors. We or the selling securityholders will describe the terms of direct sales in the applicable prospectus supplement.

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We or the selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or the selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling securityholders, in the ordinary course of business.

We or the selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. In such event, the following shall occur:

•	If we or the selling securityholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.
•	These delayed delivery contracts will be subject only to the conditions that we or the selling securityholders describe in the prospectus supplement.
•	We or the selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices. The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling securityholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are to be incorporated by reference. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Lewis Roca Rothgerber Christie LLP, Las Vegas, Nevada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

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EXPERTS

The consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Whinstone US, Inc. as of and for the year ended December 31, 2020 and 2019, which are incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Riot Blockchain, Inc. filed with the SEC on August 12, 2021, have been audited by Malcolm M. Dienes, LLC, an independent audit firm, in their report, and the note related thereto, filed as Exhibit 99.1 to such Current Report on Form 8-K/A. Such financial statements have been incorporated by reference in this prospectus in reliance upon the report of such independent audit firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the automatic registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and special reports, along with other information, including the automatic registration statement of which this prospectus forms a part, with the SEC. The filings we make with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available on our website, https://www.riotblockchain.com/ under the heading “Investors.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference herein is considered to be part of this prospectus, and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus the following:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021, as amended by a filing made with the SEC on April 30, 2021;
•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC on May 17, 2021, and the quarterly period ended June 30, 2021, as filed with the SEC on August 23, 2021;
•	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed, as provided therein) filed with the SEC on: February 10, 2021; March 17, 2021; April 7, 2021 (excluding Item 7.01); April 9, 2021; May 24, 2021; May 26, 2021 (excluding Item 7.01); June 8, 2021; August 16, 2021, and on Form 8-K/A, on August 12, 2021; and
•	The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Blockchain, Inc., Attn: Jeffrey G. McGonegal, Chief Financial Officer, 202 6th Street, Suite 401 Castle Rock, CO 80104.

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RIOT BLOCKCHAIN, INC.

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645,248 SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE

OFFERED BY THE SELLING STOCKHOLDERS

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PROSPECTUS SUPPLEMENT

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December 1, 2021